Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-111779

PROSPECTUS SUPPLEMENT NO. 4
(To Prospectus dated January 26, 2004)

                      MILLICOM INTERNATIONAL CELLULAR S.A.

              $63,531,000 2% SENIOR CONVERTIBLE PIK NOTES DUE 2006

            23,639,108 SHARES OF MILLICOM INTERNATIONAL CELLULAR S.A.
               COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     This prospectus supplement supplements the prospectus dated January 26, 2004 of Millicom International Cellular S.A., relating to our 2% Senior Convertible PIK Notes due 2006 and the common stock issuable upon conversion of the Notes. This prospectus supplement should be read in conjunction with the prospectus. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

     Investing in the Notes involves risks. See "Risk Factors" beginning on page 14 of the prospectus dated January 26, 2004.

     The table below sets forth additional information concerning beneficial ownership of the Notes and the common stock and replaces and supercedes the table appearing under the heading "Selling Securityholders" on pages 84-90 of the prospectus as follows:

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Wachovia Securities
One New York Plaza
New York, NY 10292
Attention:  Kelly Gordon                  0               4,898,604         5.45%

Whitebox Convertible Arbitrage
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            0               3,374,511         3.75%

JMG Capital Partners, LP
1999 Avenue of the Stars,
Suite 2530
Los Angeles, CA 90067                     0               1,596,651         1.77%
Attention: Iris Tintfass

JMG Triton Offshore Fund, Ltd.
1999 Avenue of the Stars,
Suite 2530
Los Angeles, CA 90067                     0               1,596,651         1.77%
Attention: Iris Tintfass

Silver Point Capital Offshore Fund
600 Steamboat Road
Greenwich, CT 06830
Attention:  Adam Shooshan                 0               1,460,829         1.62%




---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Cerberus Series One Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 886,325             *

Ariel Fund, Ltd
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 827,534             *

GoldenTree High Yield Master
Fund, Ltd.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                 790,697             *

Triage Offshore Fund, Ltd.
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004                     0                 577,860             *

Cerberus International, Ltd.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 500,837             *

Avenue Asia International, Ltd.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  0                 455,813             *

Avenue Asia Special Situations
Fund II, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  0                 455,813             *

Silver Point Capital Fund LP.
600 Steamboat Road
Greenwich, CT 06830
Attention: Adam Shooshan                  0                 382,147             *

Triage Capital Management L.P.
401 City Avenue, Suite 526
Bala Cynwyd, PA 19004                     0                 325,209             *

Avenue Asia Capital Partners, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  0                 304,000             *

Avenue Asia Investments, L.P.
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Jamie Tadelis                  0                 304,000             *

Cerberus Series Two Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 242,976             *


                                      S-2

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Pandora Select Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            0                 204,651             *

KBC Financial Products USA
Inc. 140 E. 45th Street
2GCT, 42nd Floor
New York, NY 10017
Attention:  Rasheq Rahman                 0                 197,209             *

Ariel Fund, Ltd.
450 Park Avenue
Suite 3201
New York, NY 10022
Attention:  Mark A. Weiner                0                 189,767             *

Gabriel Capital, L.P.
450 Park Avenue
Suite 3201
New York, NY 10022
Attention:  Mark A. Weiner                0                 182,325             *

Cerberus Partners, L.P.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 181,953             *

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attention: Kyle Deleu                     0                 169,302             *

Whitebox Hedged High Yield
Partners, LP
3033 Excelsior Blvd., Suite 300
Minnesota, MN  55416
Attention:  Rebecca Lesmeister            0                 161,860             *

Goldman Sachs & Co.
180 Maiden Lane
New York, NY 10038
Attention:  Reorg. Dept., 8th Floor       0                 154,790             *

Cohanzick High Yield Partners,
L.P.
427 Bedford Road
Suite 206
Pleasantville, NY  10570
Attention:  Michael Dekler                0                 154,418             *

William C. Miller IV
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                 135,069             *
Attention: Barbara Romeo

Montpelier Funds PLC - The
Montpelier Global High Yield Fund
c/o Montpelier Asset Management Ltd.
243 Knightsbridge
London SW7 1DN                            0                 133,952             *



                                      S-3

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Millennium Partners, L.P.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                 130,232             *

Hudson VII
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                 123,534             *
Attention: Barbara Romeo

FHIT-Age High Income Fund
One Franklin Parkway
San Mateo, CA 94403                       0                 123,162             *

Arbiter Partners, L.P.
414 East 75th Street, 4th Floor
New York, NY 10021
Attention:  Paul J. Isaac                 0                 121,302             *

Millicom 2002 GRAT
230 Park Avenue
New York, NY 10169                        0                 121,302             *

Liberty Ermitage Selz Fund
c/o Selz Capital LLC
600 Fifth Ave., 25th Floor
New York, NY 10020
Attention:  Bernard Selz                  0                 118,325             *

Cohanzick Credit Opportunities
Fund, Ltd.
427 Bedford Road
Pleasantville, NY 10570
Attention:  David K. Sherman              0                 114,232             *

OTA LLC
1 Manhattanville Road
Purchase, NY 10577                        0                 110,883             *

Consulta Emerging Markets Debt
Fund Limited
c/o Montpelier Asset Management
Ltd.
243 Knightsbridge
London SW7 1DN                            0                 103,812             *

Absolute Recovery Hedge Fund LTD
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022                        0                  96,372             *

Bernard Selz INA R/O
230 Park Avenue
New York, NY 10169                        0                  91,162             *

Lehman Brothers Inc.
Reorganization Dept.
70 Hudson Street, 7th Floor
New Jersey, NJ 07302                      0                  89,674             *


                                       S-4

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

GAM Selection Investments Inc.
c/o Selz Capital LLC
600 Fifth Ave., 25th Floor
New York, NY 10020
Attention:  Bernard Selz                  0                  87,813             *

Ashfield Investments
c/o Montpelier Asset Management
Ltd.
243 Knightsbridge
London SW7 1DN                            0                  80,744             *

Karnak Partners
230 Park Avenue
New York, NY 10169                        0                  66,604             *

FTIF Franklin High Yield Fund
One Franklin Parkway
San Mateo, CA 94403                       0                  63,255             *

Selz Family Trust
230 Park Avenue
New York, NY 10169                        0                  60,651             *

Selz Foundation
230 Park Avenue
New York, NY 10169                        0                  60,651             *

Amber Fund, Ltd.
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                  58,046             *

Katherine M. Miller
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                  57,674             *
Attention: Barbara Romeo

Absolute Recovery Hedge Fund LP
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, NY 10022                        0                  53,209             *

DB Structured Products, Inc.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                  51,720             *

Cerberus America Series One
Holdings, LLC
299 Park Avenue, 22nd Floor
New York, NY 10171
Attention:  Seth P. Plattus               0                  49,488             *

Cumberland Partners
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        0                  48,000             *



                                      S-5

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

GoldenTree High Yield Master
Fund II, Ltd.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                  45,767             *

Marjorie S. Isaac w/o
Irving H. Isaac Marital Trust
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac                  0                  43,906             *

Senvest International LLC
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal                0                  42,418             *

Paul J. Isaac
75 Prospect Avenue
Larchmont, NY  10538                      0                  36,093             *

Safety National Casualty Corp.
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                  33,116             *

Senvest Master Fund LP
680 Fifth Avenue
Suite 1300
New York, NY  10019
Attention: Richard Mashaal                0                  33,116             *

JMB Capital Partners, LP
1999 Avenue of the Stars,
Suite 2040
Los Angeles, CA 90067                     0                  30,139             *

Trafalgar Catalyst Fund
c/o Trafalgar Asset Managers
25 James Street
London W1U 10U                            0                  30,139             *

Credit Suisse First Boston LLC
Reorg. Dept., 2nd Floor
One Madison Avenue
New York, NY 10010
Attention:  Oscar Hesedia                 0                  30,136             *

Isaac Brothers, LLC
75 Prospect Avenue
Larchmont, NY  10538
Attention: Paul J. Isaac                  0                  29,767             *

William C. Miller IRA Rollover #2
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                  27,162             *
Attention: Barbara Romeo

Franklin Multi-Income Fund
One Franklin Parkway
San Mateo, CA 94403                       0                  26,418             *

Walter Scott Newhall
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                  21,209             *
Attention: Barbara Romeo



                                      S-6

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

William C. Miller IRA Rollover
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                  19,720             *
Attention: Barbara Romeo

Alpha US Sub Fund II, LLC
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                  18,604             *

Cumberland Benchmarked
Partners L.P.
c/o Cumberland Associates LLC
1114 Avenue of the Americas
38th Floor
New York, NY 10036                        0                  17,860             *

Franklin Universal Fund
One Franklin Parkway
San Mateo, CA 94403                       0                  15,255             *

Skandinaviska Enskilda Banken
S-10640 Stockholm
Sweden
Attention: Camilla Seihfors               0                  14,883             *

Peter M. Miller
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                  11,906             *
Attention: Barbara Romeo

LongView Partners B, L.P.
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        0                  10,792             *

Cumber International S.A.
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        0                   9,676             *

Delphi Financial Group
GoldenTree Asset Management
200 Park Avenue, 20th Floor
New York, NY 10022
Attention:  Brenan Hefner                 0                   8,188             *

IRA FBO Gerald D. Reilly
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   8,188             *
Attention: Barbara Romeo



                                      S-7

---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Bernard Selz
230 Park Avenue
New York, NY 10169                        0                   7,441             *

FTVIPT Franklin High Income
Fund
One Franklin Parkway
San Mateo, CA 94403                       0                   7,441             *

Robert Levenstein
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   5,953             *
Attention: Barbara Romeo

John W. Elting
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   5,953             *
Attention: Barbara Romeo

Robert Mashaal
680 Fifth Avenue
Suite 1300
New York, NY 10019                        0                   5,953             *

E. Tucker Miller
c/o JM Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   5,953             *
Attention: Barbara Romeo

PFIP Seymour Pluchenik
c/o Diaco International
1271 Avenue of the Americas
New York, NY 10020                        0                   5,953             *

Steven F. Seidman
445 Highbrook Ave.
Pelham, NY 10803                          0                   5,953             *

Peter Press IRA
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   4,465             *
Attention: Barbara Romeo

Anthony Thomas Constantino
880 Carillon Parkway
St. Petersburg, FL 33716
Attention:  Mark Rivera                   0                   2,976             *

Eileen Stranahan
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   2,976             *
Attention: Barbara Romeo

Eileen B. Stranahan for
Grandchildren
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   2,976             *
Attention: Barbara Romeo


                                      S-8


---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

Robin W. Stranahan
Charitable Remainder Unitrust
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   2,976             *
Attention: Barbara Romeo

Korman Investments LP
2216 AN. Dixie Highway
Boca Raton, FL 33431                      0                   2,976             *

Carolyn M. Knutson IRA
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                  0                   2,976             *

J.M. Hartwell Retirement Trust
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                  0                   2,976             *

Katherine M. Miller #2
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022
Attention: Barbara Romeo                  0                   2,976             *

Delta Associates Limited
Partnership
c/o Cumberland Associates LLC
1114 Avenue of the Americas
38th Floor
New York, NY 10036                        0                   1,488             *

Sphinx Long/Short Equity Fund
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        0                   1,488             *

Quail Hill Foundation
c/o J.M. Hartwell L.P.
515 Madison Avenue, 31st Floor
New York, NY 10022                        0                   1,488             *
Attention: Barbara Romeo

Pioneer Investments
60 State Street
Boston, MA 02109                          0                   1,116             *

Sphinx Long/Short Equity Fund
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036
Attention:  Barry Konig                   0                   1,116             *


                                      S-9


---------------------------------------------------------------------------------------
                                   Principal
                                   Amount of
                                   Notes                               Percentage
                                   Beneficially         Common Stock   of Shares of
Name and Address of                Owned and            Beneficially   Common Stock
Selling Securityholder             Offered Hereby (4)   Owned (1)(2)   Outstanding (3)
---------------------------------- ------------------   -------------- ----------------

D + J Holdings
20770 West Dixie Highway
Aventura, FL  33180
Attention: David Messinger                0                     744             *

Fred H. Beshears
880 Carillon Parkway
St. Petersburg, FL 33716
Attention:  Mark Rivera                   0                     744             *

BT Pyramid High Yield
150 South Independence Square, West
Suite 726
Philadelphia, PA 19106                    0                     372             *

Shepherd Foundation
c/o Cumberland Associates LLC
1114 Avenue of the Americas,
38th Floor
New York, NY 10036                        0                     372             *

Total                                     0              23,579,859           26.21%
----------

(1)  Assumes conversion of all of the selling securityholder's Notes at a conversion rate of
     $2.6875 per each $1,000 principal amount of Notes (rounded down to the nearest whole share of common stock), to reflect the 4-1 stock split effective as of February 20, 2004.

(2)  Assumes that Notes held by other holders are not converted.

(3)  Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934 using
     265,279,760 common shares outstanding as of December 31, 2003, as adjusted to reflect the
     4-1 stock split effective as of February 20, 2004. In calculating this amount for each particular holder, we treated as outstanding the number of common shares issuable upon conversion of all of such particular holder's notes, but we did not assume conversion of any other holders' notes.

(4)  As disclosed on a Form 6-K, filed with the Securities and Exchange Commission on April 30,
     2004, on April 26, 2004, Millicom International Cellular S.A. redeemed the entire outstanding amount of the Notes not previously converted in cash in accordance with the terms of the Indenture governing the Notes. As of April 27, 2004, a total of $63,371,000 of the Notes was converted into shares of common stock, with a par value of $1.50 each.
     Following these conversions there were 89,638,927 shares of common stock outstanding.

* Less than 1%

     The information contained in this prospectus supplement regarding the selling securityholders has been prepared from information given to us by those selling securityholders on or prior to the date of this prospectus supplement. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is June 3, 2004.


                                      S-10